                                                             EXHIBIT (h)(11)(e)

                  AMENDMENT NO. 13 TO PARTICIPATION AGREEMENT

   THIS AMENDMENT NO. 13 TO PARTICIPATION AGREEMENT (the "Amendment"), dated as of September 4, 2014, by and among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each of the separate accounts of the Company identified in the Agreement (as defined below), AIG CAPITAL SERVICES, INC. (formerly known as SunAmerica Capital Services, Inc. (as successor-in-interest to American General Equity Services Corporation)) ("ACS"), MORGAN STANLEY DISTRIBUTION, INC. (as successor-in-interest to Van Kampen Funds, Inc.) ("MSDI"), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser"), hereby amends the Participation Agreement, dated as of January 24, 1997, by and among the Company, SACS, MSDI, the Fund and the Adviser (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

   WHEREAS, pursuant to the Agreement, Company purchases shares of the Portfolios set forth on Schedule A of the Agreement on behalf of each Account set forth on Schedule B of the Agreement in order to fund the Variable Insurance Products; and

   WHEREAS, the parties desire to update the Accounts covered and the Portfolios available under the Agreement; and

   WHEREAS, the parties desire to update their addresses for notices.

   NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

1. Update to Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

2. Update to Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

3. Updates to Addresses. The addresses given in Article XI of the Agreement are hereby deleted, in their entirety, and replaced with the following:

       If to the Fund or the Adviser:

              The Universal Institutional Funds, Inc.
              522 Fifth Avenue, 4/th/ Floor
              New York, NY 10036
              Attn: Stephanie Novack, Client Service Department

              With a copy to:
              Morgan Stanley Distribution, Inc.
              522 Fifth Avenue, 8/th/ Floor
              New York, NY 10036
              Attn: Tara Farrelly, Global Distribution/Legal

       If to MSDI:

              Morgan Stanley Distribution, Inc.
              522 Fifth Avenue, 8/th/ Floor
              New York, NY 10036
              Attn: Michael Fitzgerald, Managing Director

              With a copy to:
              Morgan Stanley Distribution, Inc.
              522 Fifth Avenue, 8/th/ Floor
              New York, NY 10036
              Attn: Tara Farrelly, Global Distribution/Legal

       If to Company:

              American General Life Insurance Company
              2919 Allen Parkway, 4/th/ Floor
              Houston, Texas 77019
              Attn.: General Counsel

       If to ACS:

              AIG Capital Services, Inc.
              Harborside Financial Center, 3200 Plaza 5
              Jersey City, New Jersey 07311-4992
              Attn: General Counsel

4. Update to Section 2.3. Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          2.3 The Fund and the Adviser represent that: (i) the Fund is currently qualified and will continue to qualify as Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that the Fund and Adviser will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund or Adviser shall promptly notify Company upon having a reasonable basis for believing that any of the Portfolios has ceased to so qualify, or that they may not qualify as such in the future; (ii) each of the Portfolios currently does and will continue to invest, dispose of, and hold assets in compliance with the requirements of Section 817(h) of the Code and Treasury Regulations Section 1.817-5 and any amendments or other modifications of successor provisions to such Section or Regulations, including, but not limited to, the diversification requirement therein (the "Tax Diversification Requirements") (without limiting the foregoing, the Adviser will notify Company promptly after forming a reasonable belief that a Portfolio has ceased to comply with the Tax Diversification Requirements or might not so comply in the future, and the Adviser shall cure any non-conformance within the period for cure afforded under Treasury Regulation Section 1.817-5); and (iv) the Adviser shall not take any action which would impact the treatment of the Contracts as annuities under Section 72 of the Code.

5.  Addition of Article XIV. The following is hereby added to the Agreement as
    Article XIV.

                         ARTICLE XIV. CONFIDENTIALITY

             14.1. Confidential Information. The parties acknowledge that, in the performance of the Agreement, they may receive or have access to information about customers and other proprietary information of the other parties, including names, addresses, account balances, account numbers, account activity, social security numbers, taxpayer identification numbers, and financial and health information, as well as all forms and types of financial, business, technical, or economic information, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing ("Confidential Information"). Confidential Information excludes information that
          (1) is independently developed by a party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is intentionally disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by a party, as evidenced by the written records of that party, free of an obligation of confidentiality other than pursuant to this Agreement, or (5) is rightfully received by a party free of any obligation of confidentiality.

             14.2. Use. The parties may use Confidential Information only in connection with this Agreement and may not disclose Confidential Information to any other party except as permitted by the Gramm-Leach-Bliley Act, other applicable federal and state laws and regulations regarding privacy, this Agreement or as otherwise agreed to in writing by the parties hereto. The parties may disclose Confidential Information to their respective employees and agents or to third party vendors (1) who are involved in the issuance, administration or maintenance of a customer's account or
          (2) otherwise on a need-to-know basis, provided that, in each case, they have first adequately apprised any such employee, agent, and or third party vender to observe this confidentiality. In the case of employees and/or agents, the party shall provide adequate training to ensure this confidentiality. The parties will take reasonable steps to protect the Confidential Information, applying at least the same security measures and level of care as they employ to protect their own Confidential Information. If a party is compelled by applicable law to disclose any Confidential Information, the party so compelled must promptly notify, in writing, the party whose Confidential Information is being disclosed before disclosing such Confidential Information so that such other party is afforded the opportunity to seek relief from such disclosure or to limit the scope of the disclosure.

             14.3. Security. Each party shall comply with all federal, state, and local law or regulation related to privacy, including Regulation S-P of the SEC and Title V of the Gramm-Leach-Bliley Act. Broker/Dealer shall notify Distributor and Insurer promptly upon any breach of Confidential Information. Each party shall maintain an effective information security program to protect the Confidential Information, which program includes administrative, technical, and physical safeguards:

             (a) to insure the security and confidentiality of Confidential Information;

             (b) to protect against any anticipated threats or hazards to the security or integrity of such Confidential Information; and

             (c) to protect against unauthorized access to or use of Confidential Information which could result in substantial harm or inconvenience to either party or other affiliates, or to customers of any of them.

             14.4. Injunctive Relief. The parties acknowledge that the unauthorized disclosure of Confidential Information is likely to cause irreparable injury to the disclosing party and that, in the event of a violation or threatened violation of a party's obligations hereunder, the disclosing party shall have no adequate remedy at law and shall therefore be entitled to enforce each such obligation by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

             14.5. Information Received in Error. If Confidential Information, which is not necessary for the purposes of this Agreement, is received by one party from the other party in error, the other party shall promptly return the original and destroy all copies of the same and/or destroy or certify in writing to the requesting party that the Confidential Information has been destroyed.

             14.6. Use Upon Termination. At the termination of this Agreement, or in the event a party makes a request for the return of their Confidential Information, the other parties will promptly return the original and all copies of same, or certify in writing to the requesting party that the Confidential Information has been destroyed, provided however, that each party shall retain Confidential Information in its possession necessary to service its customers. This Confidentiality provision shall survive the termination of this Agreement.

6. Except as expressly supplemented, amended or consented to hereby, all the representations, warranties, covenants, terms and provisions of the Agreement shall remain in full force and effect.

                           [signature page follows]

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by duly authorized officers and such Amendment shall become effective as of the date first above written.

AMERICAN GENERAL LIFE                    AIG CAPITAL SERVICES, INC.
INSURANCE COMPANY

                                         By:
                                                 ------------------------------
By:                                      Name:
        -------------------------------          ------------------------------
Name:                                    Title:
        -------------------------------          ------------------------------
Title:
        -------------------------------
                                         ATTEST:

                                         By:
ATTEST:                                          ------------------------------
                                         Name:
                                                 ------------------------------
By:                                      Title:
        -------------------------------          ------------------------------
Name:
        -------------------------------
Title:
        -------------------------------

THE UNIVERSAL INSTITUTIONAL              MORGAN STANLEY INVESTMENT
FUNDS, INC.                              MANAGEMENT INC.

By:                                      By:
        -------------------------------          ------------------------------
Name:                                    Name:
        -------------------------------          ------------------------------
Title:                                   Title:
        -------------------------------          ------------------------------

MORGAN STANLEY DISTRIBUTION, INC.

By:
        -------------------------------
Name:
        -------------------------------
Title:
        -------------------------------

                                  SCHEDULE A

             PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                           AVAILABLE FOR PURCHASE BY
                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                             UNDER THIS AGREEMENT

UIF Core Plus Fixed Income Portfolio - Class I Shares

UIF Emerging Markets Equity Portfolio - Class I Shares

UIF Global Infrastructure Portfolio - Class II Shares

UIF Global Tactical Asset Allocation Portfolio (formerly International Magnum)
- Class I Shares

UIF Growth Portfolio (formerly Equity Growth) - Class I Shares

UIF U.S. Real Estate Portfolio - Class I Shares

                                  SCHEDULE B

                        SEPARATE ACCOUNTS AND CONTRACTS

                           (as of September 4, 2014)

     NAME OF SEPARATE ACCOUNT AND                  FORM NUMBERS AND NAMES OF
DATE ESTABLISHED BY BOARD OF DIRECTORS        CONTRACTS FUNDED BY SEPARATE ACCOUNT
--------------------------------------        ------------------------------------
America General Life Insurance Company   Contract Form Numbers:
Separate Account D                       95020 Rev 896
Established: November 19, 1973           95021 Rev 896
                                         Name of Contract:
                                         Generations Combinations Fixed and Variable
                                         Annuity Contract

                                         Contract Form Numbers:
                                         91010
                                         91011
                                         93020
                                         93021
                                         Name of Contract:
                                         Variety Plus Combination Fixed and Variable
                                         Annuity Contract

                                         Contract Form Numbers:
                                         74010
                                         74011
                                         76010
                                         76011
                                         80010
                                         80011
                                         81010
                                         81011
                                         83010
                                         83011
                                         Name of Contract: None

                                         Contract Form Numbers: 98020
                                         Name of Contract:
                                         Platinum Investor Immediate Variable
                                         Annuity

America General Life Insurance Company   Contract Form Numbers:
Separate Account VL-R                    97600
Established: May 6, 1997                 97610
                                         Name of Contract:
                                         Platinum Investor I and Platinum Investor II -
                                         Flexible Premium Variable Life Insurance
                                         Policies

                                         Contract Form Numbers:
                                         98615
                                         Name of Contract:
                                         Legacy Plus - Flexible Premium Variable Life
                                         Insurance Policies

                                         Contract Form Numbers:
                                         99301
                                         Name of Contract:
                                         Corporate America - Variable Life Insurance
                                         Policies

                                         Contract Form Numbers:
                                         99206
                                         Name of Contract:
                                         Platinum Investor Survivor-Variable Life
                                         Insurance Policies

                                         Contract Form Numbers:
                                         00600
                                         Name of Contract:
                                         Platinum Investor III-Flexible Premium
                                         Variable Life Insurance Policies

                                         Contract Form Numbers:
                                         01206
                                         Name of Contract:
                                         Platinum Investor Survivor II-Flexible
                                         Premium Variable Life Insurance Policies

                                         Contract Form Numbers:
                                         02600
                                         Name of Contract:
                                         Platinum Investor PLUS-Flexible Premium
                                         Variable Life Insurance Policies

                                         Contract Form Numbers:
                                         03601
                                         Name of Contract:
                                         Platinum Investor FlexDirector-Flexible
                                         Premium Variable Life Insurance Policies

                                         Contract Form Numbers:
                                         04604
                                         Name of Contract:
                                         Platinum Investor IV-Flexible Premium
                                         Variable Life Insurance Policies

America General Life Insurance Company   Contract Form Numbers:
Variable Separate Account                AG-803 (7/13)
Established: June 25, 1981]              Name of Contract:
                                         Polaris Select Investor Variable Annuity